Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the “Company”), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint DAVID F. SNIVELY, NANCY E. HAMILTON, SONYA M. DAVIS, CHRISTOPHER A. MARTIN or JENNIFER L. WOODS, or any one of them acting alone, his or her true and lawful attorneys and agents for the undersigned, to act on behalf of and in the name of the undersigned, with full power of substitution and re-substitution, place and stead, in any and all capacities, to execute and sign any registration statement on Form S-8 covering the registration of securities of the Company to be issued under The Climate Corporation 2006 Stock Plan (as amended on October 30, 2013), and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Signature	Title	Date

/s/ Gregory H. Boyce Gregory H. Boyce	Director	November 1, 2013

/s/ David L. Chicoine, Ph.D. David L. Chicoine, Ph.D.	Director	November 1, 2013

/s/ Janice L. Fields Janice L. Fields	Director	November 1, 2013

/s/ Hugh Grant Hugh Grant	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 1, 2013

Director
Arthur H. Harper

/s/ Laura K. Ipsen Laura K. Ipsen	Director	November 1, 2013

/s/ Gwendolyn S. King Gwendolyn S. King	Director	November 1, 2013

/s/ C. Steven McMillan C. Steven McMillan	Director	November 1, 2013

/s/ Jon R. Moeller Jon R. Moeller	Director	November 1, 2013

/s/ William U. Parfet William U. Parfet	Director	November 1, 2013

/s/ George H. Poste, Ph.D., D.V.M. George H. Poste, Ph.D., D.V.M.	Director	November 1, 2013

Signature	Title	Date

/s/ Robert J. Stevens Robert J. Stevens	Director	November 1, 2013

/s/ Pierre Courduroux Pierre Courduroux	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2013

/s/ Nicole M. Ringenberg Nicole M. Ringenberg	Vice President and Controller (Principal Accounting Officer)	November 1, 2013

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